Exhibit 10.4

Dated March / 1 / 2022

Intellectual Property Matters Agreement

between

ZIMMER BIOMET HOLDINGS, INC.

and

ZIMVIE INC.

TABLE OF CONTENTS

1.	Definitions	1

2.	License Grants	4

3.	Intellectual Property	5

4.	Representations and Warranties; Covenants	7

5.	LIMITATION OF LIABILITY	7

6.	Confidentiality	7

7.	Residual Knowledge	8

8.	Term and Termination; Remedies	9

9.	Miscellaneous	9

INTELLECTUAL PROPERTY MATTERS AGREEMENT

THIS INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”) is made effective as of March 1, 2022 (the “Effective Date”), by and between Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”), and ZimVie Inc., a Delaware corporation (“SpinCo”). Each of Parent and SpinCo may individually be referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Separation and Distribution Agreement, dated as of March 1, 2022, by and between Parent and SpinCo (as it may be amended or supplemented, the “Separation and Distribution Agreement” or “SDA”), Parent and the other members of the Parent Group (as defined in the SDA) have contributed, assigned, transferred, conveyed and delivered to SpinCo (as defined in the SDA), all of the right, title and interest of Parent and the other members of the Parent Group in and to the SpinCo Intellectual Property (as defined in the SDA), in accordance with and subject to the terms and conditions of the SDA;

WHEREAS, pursuant to the Separation and Distribution Agreement, the Parties have agreed to deliver, or cause to be delivered, executed copies of this Agreement on or prior to the Effective Time;

WHEREAS, Parent and the other members of the Parent Group desire to grant to SpinCo and the other members of the SpinCo Group, and SpinCo and the other members of the SpinCo Group desire to be granted, certain non-exclusive licenses under the Licensed Parent IP (as defined below) in accordance with and subject to the terms and conditions of this Agreement; and

WHEREAS, SpinCo and the other members of the SpinCo Group desire to grant to Parent and the other members of the Parent Group, and Parent and the other members of the Parent Group desire to be granted, certain non-exclusive licenses under the Licensed SpinCo IP (as defined below) in accordance with and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Separation and Distribution Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Separation and Distribution Agreement. For the purpose of this Agreement, the following terms shall have the following meanings:

1.1 “Acquired Party” has the meaning set forth in Section 9.4(b).

1.2 “Agreement” has the meaning set forth in the preamble.

1.3 “Control” or “Controlled” means, with respect to any Intellectual Property owned or licensed by a Person, the legal authority or right of such Person to grant a license or sublicense of or under such Intellectual Property as provided for herein, without (a) violating the terms of any agreement or arrangement with, or rights of, any Third Party, (b) requiring any consent, approvals, or waivers from any Third Party, or (c) requiring the payment or granting of any consideration to any Third Party.

1.4 “Copyrights” mean any and all mask work rights, industrial designs, design and database rights, works of authorship (whether or not copyrightable), copyrights, copyrights and copyrightable subject matter and similar rights in protectable material, including “moral”, “economic” rights and all applications and registrations for the foregoing, but in each case, excluding Know-How.

1.5 “Derivative Product” means, with respect to a product of a Licensed Party, any successor, extension, upgrade, or new or enhanced version of such product (or other derivative that arises from the natural evolution of such product) that (a) is substantially based on the same design and materials as such product, have substantially the same features as such product, and perform substantially the same functions as such product; and (b) is created, generated, or developed by or on behalf of the Licensed Party or any of its Affiliates (or any of their respective permitted successors or permitted assigns), whether contemplated as of the Effective Time or thereafter.

1.6 “Divested Licensed Products” has the meaning set forth in Section 9.4(c).

1.7 “Excluded IP” means any and all Intellectual Property primarily used (or held for use) in or primarily relating to the following: (i) Rosa® Surgical Robot; (ii) Trabecular Metal™ Technology (including the manufacturing materials and methods therefor); (iii) WalterLorenz® Surgical Assist Arm; (iv) MyMobility® Platform; (v) OptiVu™ Mixed Reality/Augmented Reality technology; (vi) Surgical Navigation (Naviscout™); (vii) VerteGen/Equivabone; (viii) Mimix®; (vix) Mimix® QS; (vx) Otomimix; (xxi) Calcigen®-S; (xxii) ProOsteon; (xxiii) CapSpheres; and (xxiv) Vivacit-E® Vitamin E Polyethelyne. Excluded IP also means any and all “Technology” and “Improvements” as those terms are defined in the Fiber DBM License Agreement.

1.8 “Existing Products” has the meaning set forth in Section 9.4(b).

1.9 “Improvement” means, with respect to any Intellectual Property, any other Intellectual Property that is an improvement, enhancement, derivative work, modification, adaptation, or new application of, or that otherwise relates to, such original Intellectual Property (whether or not protectable under applicable Intellectual Property law).

1.10 “Insolvency Event” means, with respect to a Party: (a) the Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets; (b) if the Party proposes a written agreement of composition or extension of its debts; (c) if the Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; (d) if the Party proposes or is party to any dissolution or liquidation; or (e) if the Party makes an assignment for the benefit of creditors

1.11 “Intellectual Property” means mean any and all intellectual property, whether registered or unregistered, of every kind and description throughout the world, including any and all United States and non-United States: (a) Trademarks; (b) Patents; (c) Copyrights; (d) rights in Software; (e) Know-How; (f) all applications and registrations for the foregoing; (g) rights of privacy, publicity and in or with respect to social media; and (h) all rights to sue and collect damages or remedies for past, present, and future infringement, misappropriation, or other violation thereof

1.12 “Intellectual Property Improvement” has the meaning set forth in Section 3.1.

1.13 “Know-How” means mean any and all trade secrets and other confidential or proprietary information, know-how, technical, scientific, regulatory and other information, data (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical, non-clinical, in-vitro, regulatory, technical, or clinical data) inventions, invention disclosures, creations, techniques, compositions, processes, specifications, tools, apparatus, formulae, and methodologies, but in each case, excluding Patents.

1.14 “Licensed Parent IP” means all Intellectual Property (other than Trademarks and rights of privacy, publicity and in or with respect to social media), in each case, Controlled by any member of Parent Group as of immediately after the Effective Time that is necessary for or otherwise used or practiced as of the Effective Time in the developing, designing, manufacturing, having manufactured, importing, exporting, selling, offering for sale, marketing, distributing and other commercializing of SpinCo Products, including instruments, services, and software (as they exist as of the Effective Date) and surgical and treatment techniques associated therewith. For the avoidance of doubt, “Licensed Parent IP” excludes the Excluded IP.

1.15 “Licensed Parent Products” means any products or services of Parent, as of the Effective Date, and any Derivative Products thereof, including, for clarity, products or services in the research and development pipeline of Parent as of the Effective Date.

1.16 “Licensed Party” means a Party in its capacity as a licensee under this Agreement.

1.17 “Licensing Party” means a Party in its capacity as a licensor under this Agreement.

1.18 “Licensed Product” means, as applicable, each of the Licensed SpinCo Products or the Licensed Parent Products.

1.19 “Licensed SpinCo IP” means all Intellectual Property (other than Trademarks and rights of privacy, publicity and in or with respect to social media), in each case, Controlled by any member of SpinCo Group as of immediately after the Effective Time that is necessary for or otherwise used or practiced as of the Effective Time in the developing, designing, manufacturing, having manufactured, importing, exporting, selling, offering for sale, marketing, distributing and other commercializing of Licensed Parent Products, including instruments, services, and software (as they exist as of the Effective Date) and surgical and treatment techniques associated therewith. For the avoidance of doubt, “Licensed SpinCo IP” (a) includes the SpinCo Intellectual Property; and (b) excludes the Excluded IP.

1.20 “Licensed SpinCo Products” means the SpinCo Products and any Derivative Products thereof.

1.21 “Party” and “Parties” have the meaning set forth in the preamble.

1.22 “Parent” has the meaning set forth in the preamble.

1.23 “Parent Field” means any field other than the SpinCo Field.

1.24 “Parent License” has the meaning set forth in Section 2.2.

1.25 “Patents” means: (i) all national, regional and international patents and patent applications, including provisional patent applications, whether pending, enforced, abandoned or expired; (ii) all patent applications filed either from the patents, patent applications or provisional applications in clause (i) or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, converted provisionals, and continued prosecution applications; (iii) all patents that have issued or in the future issue from the foregoing or counterparts thereof patent applications specified in clauses (i) and (ii), including utility models, petty patents, design patents and certificates of invention; and (iv) all patent term extensions or restorations by existing or future extension or restoration mechanisms, including any supplementary protection certificates and the like, as well as any revalidations, reissues, re-examinations, oppositions and the like of the foregoing patents or patent applications specified in clauses (i), (ii) and (iii).

1.26 “Purchaser” has the meaning set forth in Section 9.4(c).

1.27 “Separation and Distribution Agreement” or “SDA” has the meaning set forth in the preamble.

1.28 “SpinCo” has the meaning set forth in the preamble.

1.29 “SpinCo Field” means the field of (a) developing, designing, manufacturing, having manufactured, importing, exporting, selling, offering for sale, marketing, distributing and otherwise commercializing: (i) either (A) dental reconstructive implants, dental prosthetic products, dental regenerative products, dental treatment design or planning software or services, digital dentistry products or services, (B) implants or surgical instruments whose primary purpose is the placement of bone fixation or motion preservation devices in or attachment to the vertebral column (including pedicle screws, disc repair and/or replacement devices, and the placement of interbody fusion or motion preservation devices for the treatment of degenerative conditions, deformities, disease, tumors or traumatic injury of the spine) or (C) non-invasive and implantable bone growth stimulation products; and (ii) any and all associated instrumentation (including patient specific instrumentation), treatment or surgical planning, surgical navigation and surgical techniques and (b) seeking and maintaining all necessary approvals in connection with any of the foregoing, provided, however, that the “Field” expressly excludes: the development, design, manufacture, having manufactured, importation, exportation, sale, offer for sale, marketing, distribution or other commercialization of products, instruments or surgical techniques primarily related to the brain, brain stem, spinal cord, maxillofacial surgery, craniomaxillofacial reconstructive surgery, orthognathic surgery, and/or craniotomy procedures (including, for clarity, brain biopsy procedures, brain ablation procedures, deep brain stimulation, nerve root stimulation, epidural needle placement, and/or dural procedures such as for the removal of spinal cord tumors).

1.30 “SpinCo License” has the meaning set forth in Section 2.1.

2. License Grants.

2.1 Grant of Rights to SpinCo and its Affiliates. Subject to the terms and conditions of this Agreement, Parent on behalf of itself and its Affiliates, hereby grants to SpinCo and its Affiliates a non-exclusive perpetual, irrevocable, transferable (in accordance with Section 9.4), fully paid-up and royalty-free right and license (with the right to grant sublicenses in accordance with Section 2.3(a)) under:

(a) the Licensed Parent IP to develop, design, make, have made, use, sell, offer to sell, market, distribute, import, dispose of and otherwise exploit Licensed SpinCo Products in the SpinCo Field, and

(b) any Copyrights included in the Licensed Parent IP to reproduce, distribute, perform, display, and create derivative works of the Copyrights included in the Licensed Parent IP in the SpinCo Field

(the “SpinCo License”).

2.2 Grant of Rights to Parent and its Affiliates. Subject to the terms and conditions of this Agreement, SpinCo on behalf of itself and its Affiliates, hereby grants to Parent and its Affiliates a non-exclusive, perpetual, irrevocable, transferable (in accordance with Section 9.4), fully paid-up and royalty-free right and license (with the right to grant sublicenses in accordance with Section 2.3(b)) under:

(a) the Licensed SpinCo IP to develop, design, make, have made, use, sell, offer to sell, market, distribute, import, dispose of and otherwise exploit Licensed Parent Products in the Parent Field, and

(b) any Copyrights included in the Licensed SpinCo IP to reproduce, distribute, perform, display, and create derivative works from of the Copyrights included in the Licensed SpinCo IP in the Parent Field

(the “Parent License”).

2.3 Sublicense Rights.

(a) SpinCo and its Affiliates shall have the right to grant sublicenses under the SpinCo License to : (i) have all or part of any Licensed SpinCo Products made by a Third Party contractor for the use, sale, offer for sale, marketing, distribution, importation, disposition, and other exploitation by SpinCo or its Affiliates or (ii) a Purchaser (as defined below) pursuant to Section 9.4(c). Any such sublicense shall be in writing and shall be consistent with and subject to the terms of this Agreement in so far as such terms relate to the SpinCo License, including Section 6. SpinCo shall be responsible for any breach of this Agreement that is caused (directly or indirectly) by the performance (or failure to perform) of any of SpinCo’s sublicensees.

(b) Parent and its Affiliates shall have the right to grant sublicenses under the Parent License to: (i) have all or part of any Licensed Parent Product made by a Third Party contractor for the use, sale, or offer for sale, marketing, distribution, importation, disposition, and other exploitation by Parent or its Affiliates or (ii) a Purchaser (as defined below) pursuant to Section 9.4(c). Any such sublicense shall be in writing and shall be consistent with and subject to the terms of this Agreement in so far as such terms relate to the Parent License, including Section 6. Parent shall be responsible for any breach of this Agreement that is caused (directly or indirectly) by the performance (or failure to perform) of any of Parent’s sublicensees.

2.4 No Implied Licenses. Except as expressly set forth in this Agreement, no licenses, sublicenses or other rights are granted to any Licensed Party (whether implied, by estoppel or otherwise) under this License Agreement and any rights not expressly granted by any Licensing Party hereunder are reserved by such Licensing Party.

3. Intellectual Property.

3.1 Ownership of Improvements. The ownership of any Improvements to the Licensed Parent IP or the Licensed SpinCo IP, or the subject matter described or claimed therein, as applicable, that are created, authored, conceived of, made, or otherwise developed by or on behalf of either Party or any of its Affiliates after the Effective Date (each, an “Intellectual Property Improvement”) will be determined in accordance with applicable United States Laws (regardless of where the applicable activities occurred).

3.2 No License to Intellectual Property Improvements. Each Party expressly acknowledges and agrees that no right or license, express or implied, is granted hereunder in or to any Intellectual Property Improvements by either Party as the Licensing Party to the other Party as the Licensed Party. Neither Party shall have any obligation to provide or deliver to the other Party with any Intellectual Property (including any Intellectual Property Improvement) or embodiment thereof. Any decision to apply for a patent or other protection on any Intellectual Property Improvement shall be at the sole discretion and expense of the Party that owns such Intellectual Property Improvement.

3.3 Ownership under the Separation and Distribution Agreement or any other Ancillary Agreements. Notwithstanding any provision of this Agreement to the contrary, ownership of any Intellectual Property under the Separation and Distribution Agreement or any other Ancillary Agreements shall be as described therein.

3.4 Prosecution and Maintenance.

(a) As between the Parties, Parent shall have the sole and exclusive right, but not the obligation, to obtain, prosecute (including carrying out any interferences, reissue proceedings and re-examinations), and maintain throughout the world (whether directly or through its Affiliates, Subsidiaries or Third Party designees), the Licensed Parent IP at its expense.

(b) As between the Parties, SpinCo shall have the sole and exclusive right, but not the obligation, to obtain, prosecute (including carrying out any interferences, reissue proceedings and re-examinations), and maintain throughout the world (whether directly or through its Affiliates, Subsidiaries or Third Party designees), the Licensed SpinCo IP at its expense.

3.5 Notice of Infringement. If a Licensed Party becomes aware of any actual or threatened infringement or violation by any Third Party of the Intellectual Property licensed to the Licensed Party under this Agreement, then the Licensed Party shall notify the Licensing Party of such infringement.

3.6 Enforcement and Defense.

(a) As between the Parties, Parent shall have the sole and exclusive right, but not the obligation, to enforce and defend the Licensed Parent IP (whether directly or through its Affiliates, Subsidiaries or Third Party designees), including the institution of any Action for infringement of the Licensed Parent IP at its sole expense. As between the Parties, Parent shall have the sole and exclusive right to control the prosecution of any such Action it commences (whether directly or through its Affiliates, Subsidiaries or Third Party designees) and shall be entitled to retain any and all damages awarded or paid pursuant to any settlement of such Action.

(b) As between the Parties, SpinCo shall have the sole and exclusive right, but not the obligation, to enforce and defend the Licensed SpinCo IP (whether directly or through its Affiliates, Subsidiaries or Third Party designees), including the institution of any Action for infringement of the Licensed SpinCo IP at its sole expense. As between the Parties, SpinCo shall have the sole and exclusive right to control the prosecution of any such Action it commences (whether directly or through its Affiliates, Subsidiaries or Third Party designees) and shall be entitled to retain any and all damages awarded or paid pursuant to any settlement of such Action.

3.7 Cooperation. Upon the initiating Party’s request and at the initiating Party’s expense, the other Party agrees to reasonably cooperate with such initiating Party in the prosecution, maintenance and enforcement of Intellectual Property rights licensed under this Agreement.

4. Representations and Warranties; Covenants.

4.1 Representations and Warranties. Each of Parent (on behalf of itself and its Affiliates (as applicable)) and SpinCo (on behalf of itself and its Affiliates (as applicable)) makes the representations and warranties set forth in this Section 4.1 to the other Party as of the Effective Date.

(a) It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation. It has full corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery and performance by it of this Agreement have been duly authorized by all requisite corporate action.

(b) This Agreement constitutes a valid and legally binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by applicable Laws).

4.2 Compliance with Laws. Each Party shall comply, and shall cause its Affiliates and sublicensees to comply, with all applicable Laws in performing its and their obligations and exercising its and their rights pursuant to this Agreement.

4.3 DISCLAIMER. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN SECTION 4 OF THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, UNDER THIS AGREEMENT, ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED AND WHETHER UNDER THIS AGREEMENT OR AT LAW, INCLUDING ANY REPRESENTATION OR WARRANTY (A) OF QUALITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE, VALIDITY OR ENFORCEABILITY, (B) ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE OR (C) THAT ANY INTELLECTUAL PROPERTY LICENSED FROM ONE PARTY TO THE OTHER PARTY HEREUNDER MAY BE PRACTICED WITHOUT INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

5. LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT ARISING FROM CLAIMS THAT A LICENSED PARTY HAS PRACTICED ANY INTELLECTUAL PROPERTY LICENSED UNDER THIS AGREEMENT OUTSIDE OF THE SCOPE OF THE LICENSE GRANTED UNDER THIS AGREEMENT TO SUCH LICENSED PARTY OR BREACHES OF SECTION 6 HEREOF, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, LOST PROFITS SUFFERED OR SIMILAR ITEMS (INCLUDING LOSS OF REVENUE, INCOME OR PROFITS, DIMINUTION OF VALUE OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY), OR DAMAGES CALCULATED ON MULTIPLES OF EARNINGS OR OTHER METRIC APPROACHES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH ANY DAMAGES ARISING HEREUNDER.

6. Confidentiality.

6.1 Duty of Confidence. Subject to the other provisions of this Section 6, all Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party. The recipient Party may only use and disclose the Confidential Information of the other Party for the purposes of this Agreement. Subject to the other provisions of this Section 6, each Party shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as such recipient Party maintains its own confidential information. Except as expressly provided in this Section 6, a recipient Party may only disclose Confidential Information of the other Party to employees, agents, contractors, consultants and advisers of the recipient Party and its Affiliates to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

6.2 Exceptions. The obligations under this Section 6 shall not apply to any information to the extent that the recipient Party can demonstrate by competent evidence that such information:

(a) is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

(b) was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party or any of its Affiliates;

(c) is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

(d) is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its written records, without reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the recipient Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the recipient Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the recipient Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the recipient Party unless the combination and its principles are in the public domain or in the possession of the recipient Party.

6.3 Authorized Disclosures. In the event that the recipient Party is required to disclose Confidential Information of the disclosing Party pursuant to applicable Law or in connection with bona fide legal process, such disclosure shall not be a breach of this Agreement; provided that the recipient Party (a) informs the disclosing Party as soon as reasonably practicable of the required disclosure, (b) limits the disclosure to the required purpose, and (c) at the disclosing Party’s request and expense, to the extent permitted by applicable Law, assists in an attempt to object to or limit the required disclosure.

7. Residual Knowledge. Notwithstanding anything to the contrary in this Agreement, each Party acknowledges the practical difficulty of policing the use of information in the unaided memory of the other Party or its Affiliates and its and their officers, directors, employees and agents, and as such each Party agrees that the other Party shall not be liable for the use by any of its or its Affiliates’ officers, directors, employees or agents of specific Confidential Information of the first Party (or any of the first Party’s Affiliates) that is retained in the unaided memory of such officer, director, employee or agent; provided that (a) such officer, director, employee or agent is not aware that such Confidential Information is the Confidential Information of the first Party at the time of such use; (b) the foregoing is not intended to grant, and shall not be deemed to grant, the other Party, its Affiliates or its officers, directors, employees and agents (i) a right to disclose the first Party’s Confidential Information, or (ii) a license under any Intellectual Property of the first Party; and (c) such officer, director, employee or agent has not intentionally memorized such Confidential Information for use outside this Agreement.

8. Term and Termination; Remedies.

8.1 Term. The term of this Agreement shall be perpetual, unless earlier terminated in accordance with Section 8.2.

8.2 Termination.

(a) This Agreement may be terminated in its entirety upon the mutual written agreement of the Parties.

(b) Without prejudice to any rights that have accrued under this Agreement or any of its rights and remedies, each Party may terminate this Agreement solely with respect to the rights and licenses granted from such terminating Party by giving ninety (90) calendar days prior written notice to the other Party:

(i) if the other Party commits material breach of any of its obligations under this Agreement and, if that breach is capable of remedy, the other Party has failed to remedy that breach within ninety (90) calendar days after receipt of written notice requiring it to remedy that breach;

(ii) if an Insolvency Event with respect to the other Party has occurred.

8.3 Remedies Cumulative. In the event of a breach of this Agreement by either Party, the non-breaching Party shall be entitled to seek monetary damages or injunctive or other equitable relief in addition to any other rights or remedies it may have under this Agreement.

8.4 Effects of Termination; Survival. In the event that this Agreement is terminated in its entirety, all rights and obligations of either Party under this Agreement shall immediately terminate, including the licenses granted under Section 2 and any sublicenses subsequently granted by SpinCo or Parent, as applicable. Further, the following provisions of this Agreement shall survive any termination (whether in part or in its entirety) of this Agreement Section 5 (Limitation of Liability), Section 6 (Confidentiality), Section 8.3 (Remedies Cumulative), Section 8.4 (Effects of Termination; Survival), Section 9 (Miscellaneous) and Section 1 (Definitions) (to the extent necessary to give effect to the foregoing sections in this sentence).

9. Miscellaneous.

9.1 Interpretation. Unless the context of this Agreement otherwise requires: (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the Separation and Distribution Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or the Separation and Distribution Agreement); (c) Article, Section, Schedule, Exhibit and Appendix references are to the Articles, Sections, Schedules, Exhibits and Appendices to this Agreement (or, as applicable, or the Separation and Distribution Agreement), unless otherwise specified; (d) unless otherwise stated, all references to any agreement (including this Agreement and the Separation and Distribution Agreement) shall be deemed to include the exhibits, schedules and annexes (including all Schedules, Exhibits and Appendixes) to such agreement; (e) the word “including” and words of similar import when used in this Agreement (or the Separation and Distribution Agreement) shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a

Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in New York, New York; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; (j) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (k) unless expressly stated to the contrary in this Agreement or the Separation and Distribution Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to the Effective Date.

9.2 Notices. All notices, requests, claims, demands or other communications under this Agreement and, to the extent applicable, shall be in writing and shall be given or made (and except as provided herein, shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested, or by e-mail, so long as confirmation of receipt of such e-mail is requested and received, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice addressed as follows:

If to Parent, to:

Zimmer Biomet Holdings, Inc.

345 East Main Street

Warsaw, Indiana 46580

Attention: General Counsel

E-mail: legal.americas@zimmerbiomet.com

with a copy (which shall not constitute notice), to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Attention: Morton A. Pierce, Esq.

       Michelle B. Rutta, Esq.

       Robert Chung, Esq.

E-mail: morton.pierce@whitecase.com

   michelle.rutta@whitecase.com

   robert.chung@whitecase.com

If to SpinCo, to:

ZimVie Inc.

10225 Westmoor Dr.,

Westminster, CO 80021

Attention: General Counsel

E-mail: heather.kidwell@zimvie.com

with a copy (which shall not constitute notice), to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Attention: Morton A. Pierce, Esq.

       Michelle B. Rutta, Esq.

       Robert Chung, Esq.

E-mail: morton.pierce@whitecase.com

   michelle.rutta@whitecase.com

   robert.chung@whitecase.com

or to such other address or addresses as the Parties may from time to time designate in writing by like notice.

9.3 Amendment; Waiver. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

9.4 Assignability; Change of Control.

(a) The rights, benefits and obligations of each Party under (or relating to) this Agreement (including any licenses or sublicenses granted pursuant to this Agreement) are personal to such Party. A Party may not assign (including in a bankruptcy or similar proceeding) or assume in a bankruptcy or similar proceeding this Agreement or any rights, benefits or obligations under or relating to this Agreement, in each case whether by operation of law or otherwise, without the other Party’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed); provided that a Party may, with notice to the other Party but without the consent of the other Party, assign or transfer its rights and obligations under this Agreement in whole or in part to one or more of its Affiliates; provided that no such assignment by a Party to an Affiliate shall release such Party from its obligations under this Agreement. In the event of a permitted assignment, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Any attempted assignment that contravenes the terms of this Agreement shall be void ab initio and of no force or effect.

(b) In the event of a Change of Control of either Party (the “Acquired Party”) the licenses set forth herein shall survive and shall be enforceable by the acquiring or surviving party, but the definition of “SpinCo Licensed Products” or “Parent Licensed Products” (as the case may be, i.e., SpinCo Licensed Products if SpinCo is the Acquired Party, Parent Licensed Products if Parent is the Acquired Party) shall thereafter be limited, with respect to the Acquired Party (but, for clarity, not the other Party), to only those products which such Acquired Party had made generally commercially available prior to the effective date of the Change of Control (“Existing Products”) and Derivative Products of such Existing Products. For the avoidance of doubt: (i) the Existing Products of the Acquired Party (i.e., SpinCo Licensed Products or Parent Licensed Product, as applicable) will not include any products made available by the acquirer or any of its Affiliates prior to the Change in Control or any Derivative Products of such products; (ii) the Intellectual Property of the acquiring party shall not be included in the licensed Intellectual Property of the Acquired Party (i.e., the Licensed SpinCo IP or Licensed Parent IP) and therefore shall not be subject to the Acquired Party’s licenses hereunder; and (iii) the definition of SpinCo Licensed Products or Parent Licensed Products, as the case may be, shall continue to apply to Existing Products of the Acquired Party notwithstanding the rebranding of such Existing Product by an acquirer.

(c) From time to time, a Licensed Party may elect to divest a business or product line to a third-party purchaser (the “Purchaser”). In such event, the Licensed Party shall be entitled to grant a limited sublicense to the Purchaser (subject to providing written notice thereof and a copy of the sublicense agreement to the Licensing Party), under all of the license rights granted under this Agreement, for the sole purpose of permitting the Purchaser to make, have made, use, import, sell, offer for sale, lease, dispose of, and otherwise commercialize such Licensed Party’s Licensed Products in the form that they existed as of the effective date of such divestiture and any Derivative Products thereof (collectively, the “Divested Licensed Products”); provided that (i) the Licensed Party shall enter into such sublicense with such Purchaser pursuant to a written sublicense agreement requiring the sublicensee to comply with the terms and conditions set forth in this Agreement; (ii) the Purchaser shall be entitled to exercise all of the sublicensed rights under this Agreement solely with respect to the Divested Licensed Products; and (iii) the Purchaser may further exercise the sublicense rights set forth in this Section 9.4(c) (subject to providing written notice to the Licensing Party) only in the event of its subsequent sale of a business or product line that includes the Divested Licensed Products (but no further sublicenses shall be permitted thereafter).

9.5 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for (a) the Separation and Distribution Agreement (and the Exhibits, Schedules and Annexes thereto) and (b) the other Ancillary Agreements and any other written agreement of the Parties that expressly provides that it is not superseded by this Agreement. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation and Distribution Agreement, this Agreement shall control with respect to the subject matter hereof, and the Separation and Distribution Agreement shall control with respect to all other matters; provided that any Action relating to the prosecution, maintenance, enforcement and defense of any Intellectual Property licensed under this Agreement, including any Action for infringement against the other Party, shall be considered subject matter under this Agreement, and in the event of conflict between this Agreement and the Separation and Distribution Agreement with respect to such matters, this Agreement shall control.

9.6 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

9.7 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses.

9.8 Governing Law; Jurisdiction.

(a) This Agreement (and any claims or disputes arising out of or related hereto or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

(b) Subject to the provisions of Article VII of the Separation and Distribution Agreement, each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, the United States District Court for the District of Delaware, or if such court shall not have jurisdiction, the other state courts of the State of Delaware, and any appellate court from any appeal thereof, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Law, in such other courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in the Court of Chancery of the State of Delaware or such other courts, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in the Court of Chancery of the State of Delaware or such other courts.

9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto or the parties thereto, respectively, and delivered to the other Party hereto or parties thereto, respectively.

9.10 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.11 Severability. Any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

9.12 Rules of Construction. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

9.13 Specific Performance. Subject to the provisions of Article VII of the Separation and Distribution Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party hereto, who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of their respective rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties.

9.14 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Parent and SpinCo, including in Section 2, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of applicable law outside the United States. Each Party agrees that the other, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protection for such intellectual property.

9.15 Force Majeure. No Party shall be deemed in default of this Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay unless this Agreement has previously been terminated under Section 8.2. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.

9.16 Further Assurances. SpinCo and Parent hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary or appropriate to implement this Agreement and carry out the intent and purposes of this Agreement.

9.17 No Agency. Nothing herein contained will be construed to place the Parties in the relationship of partners, principal and agent, or employer and employee. Neither Party will have the power to assume, create or incur liability or any obligation of any kind, express or implied, in the name of or on behalf of the other Party by virtue of this Agreement.

9.18 Affiliate Status. To the extent that a Party is required hereunder to take certain action with respect to entities designated in this Agreement as such Party’s Subsidiaries or Affiliates, such obligation shall apply to such entities only during such period of time that such entities are Subsidiaries or Affiliates of such Party. To the extent that this Agreement requires a Subsidiary or an Affiliate of any Party to take or omit to take any action, such agreement and obligation includes the obligation of such Party to cause such Subsidiary or Affiliate to take or omit to take such action.

9.19 Dispute Resolution. Article VII of the Separation and Distribution Agreement is hereby incorporated by reference herein (but for this purpose, only to the extent applicable to this Agreement, and not to the Separation and Distribution Agreement or any other Ancillary Agreement). Parent designates its Vice President, Chief Patent Counsel or their respective designee and SpinCo designates its Senior Patent Counsel or their respective designee for purposes of Section 7.1(a) of the Separation and Distribution Agreement. Each Party may replace its designee upon written notice to the other Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

ZIMVIE INC.

By:	/s/ Vafa Jamali
Name:	Vafa Jamali
Title:	President and Chief Executive Officer